Exhibit 99

NEWS RELEASE

For Immediate Release

date: June 27, 2005

contact: Stephen Cave
Director, Investor Relations
404 584 3801
678 642 4258
Robin Keegan
Manager, Media Relations
404 584 3946 (office)
404 783 1758 (cell)
rkeegan@aglresources.com

AGL CAPITAL CORPORATION
PRICES $175 MILLION OF SENIOR NOTES

 ATLANTA - (BUSINESS WIRE)—June 27, 2006— AGL Capital Corporation, a wholly owned financing subsidiary of AGL Resources Inc. (NYSE: ATG), announced it has priced $175 million of 10-year senior notes at an interest rate of 6.375 percent. The company estimates that the net proceeds from the offering will be approximately $174 million. The senior notes will mature in July 2016. AGL Resources intends to use the net proceeds from the sale of the senior notes to repay a portion of its short-term debt.

 The transaction is expected to close on June 30, 2006. Calyon Securities (USA) Inc., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc. are the joint book-running managers for the offering.

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This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any such offer will be made only by means of a prospectus. Potential investors should read the prospectus and prospectus supplement carefully before making any investment decision. A copy of the preliminary prospectus relating to the offering may be obtained from the underwriters and is available on the Internet at www.sec.gov.

 About AGL Resources

AGL Resources (NYSE: ATG), an Atlanta-based energy services holding company, serves 2.2 million customers in six states through its utility subsidiaries - Atlanta Gas Light, Elizabethtown Gas in New Jersey, Virginia Natural Gas, Florida City Gas, Chattanooga Gas, and Elkton Gas in Maryland. The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout the East and Midwest. As a 70 percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. The company also owns and operates Pivotal Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana.

Forward-Looking Statements

 Certain expectations and projections regarding our future performance referenced in this press release, such as the expected net proceeds from this offering, are forward-looking statements. Forward-looking statements involve matters that are not historical facts, and because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "can," "could," "estimate," "expect," "forecast," "future," "indicate," "intend," "may," "outlook," "plan," "predict," "project," "seek," "should," "target," "will," "would," or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations.

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Such events, risks and uncertainties include, but are not limited to, direct or indirect effects on AGL Resources' business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions and general economic conditions; and other factors which are described in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. Forward-looking statements are only as of the date they are made, and we do not undertake any obligation to update these statements to reflect subsequent changes.

SOURCE: AGL Resources